ALL INFORMATION FURNISHED REGARDING PROPERTY FOR SALE. RENTAL OR FINANCING IS FROM SOURCES DEEMED RELIABLE. BUT NO WARRANTY OR REPRESENTATION IS MADE AS TO THE ACCURACY THEREOF AND ,SAME IS SUBJECT TO ERRORS. OMISSIONS. CHANGE OF PRICE. RENTAL OR OTHER CONDITIONS. PRIOR SALE LEASE OR FINANCING OR WITHDRAWAL WITHOUT NOTICE

                              CANUS 1 CABLE SYSTEM

                       INDEFEASIBLE RIGHT OF USE AGREEMENT

                                     BETWEEN

                             TELEGLOBE CANTAT-3 INC.

                                       AND

                                  STARTEC INC.

                         TELEGLOBE REGISTRY NO.: TC3-229

    THIS AGREEMENT, made and entered into as of September 15th, 1997 (the "Effective Date").

                                 BY AND BETWEEN:

     TELEGLOBE CANTAT-3 INC., a corporation incorporated under the laws of Barbados, having its principal office at 1st Floor, Building 2, Chelston Park, (P.O. Box 1210, Bridgetown), Collymore Rock, St. Michael, BARBADOS, hereinafter referred to as "TC-3";

                                      AND:

     STARTEC INC., a corporation incorporated under the laws of Maryland, having its principal office at 10411 Motor City Dr., Bethesda, Maryland 20817, U.S.A., hereinafter referred to as the "Grantee".

     WHEREAS TC-3 owns capacity on the CANUS I cable system (the "CANUS 1 System");

     WHEREAS TC-3 is entitled to transfer capacity on the CANUS 1 System on an indefeasible right of use ("IRU") basis;

     WHEREAS the Grantee desires to acquire from TC-3, on an IRU basis, capacity on the CANUS 1 System;

     NOW, THEREFORE, the Parties agree as follows:

                            ARTICLE 1 INTERPRETATION

     1.1 Definitions. This Section 1.1 lists all defined terms used in this Agreement. Capitalized terms used in any provision of this Agreement and not otherwise defined therein shall have the following meanings, respectively, unless the context otherwise requires.

       (A) "Agreement" shall mean this Agreement and the schedule attached hereto, as amended from time to time;

       (B) "Assignable Capacity" shall mean the capacity for sale, assignment or disposition on the CANUS I System as determined from time to time. The "Initial Assignable Capacity" of the CANUS I System is equal to 1,260 half-MIUs;

       (C) "Branching Unit" shall mean a junction point for the CANUS I System, and includes a housing and any associated plant and equipment (including any spare plant and equipment);

       (D) "Business Day" shall mean any day (except a Saturday, Sunday or other day on which commercial banks in the United States are authorized by law to close);

       (E) "Dollar" and "dollars" and the symbol "$" shall mean lawful money of the United States of America;

                                               --
       (F) "Effective Date" shall mean October, 15th 1997. This Agreement shall be deemed to have taken effect as of the Effective Date, notwithstanding the formal date of its execution by the Parties;

       (G)    "Libor" shall mean the London Inter-Bank Offered Rates;

       (H) "MIU" shall mean a unit designated as the minimum unit of investment between System Interfaces of the CANUS I System and shall consist of a Virtual Container 12 (VC-12), allowing the use of 2,048,000 bits per second (nominal 2 Mbit/s) digital stream. MIU may be expressed in terms of whole or half-MIUs.

       (I) "Parties" shall mean all of the parties hereto collectively; and "Party" shall mean any one of them;

       (J)    "Person"   shall  mean  an   individual,   corporation,   company,
              cooperative, partnership, trust or unincorporated association and pronouns have a similarly extended meaning;

       (K) "System Interface" shall be the input/output ports on a distribution frame (excluding the distribution frame itself) which shall terminate either electrical or optical connections from the CANUS I System. These terminations shall be in accordance with ITU-T recommendations G.703, G.708, G.709 and G.957 and shall be of STM-1 and or 139,264,000 bit/s capacity. The distribution frame shall be regarded as a system interface location where the CANUS 1 System connects with other transmission facilities or equipment.

The following terms are defined in the Sections indicated below.

             TERM                                         SECTION

    "CANUS 1 System"                                      Preamble

    "Capacity"                                               2.1

    "DISPUTE"                                               15.1

    "Grantee"                                             Preamble
    "Granting Price"

           3.1


     "IRU"                              Preamble
     "Losses"                               14.1
     "Proprietary Information"              16.5
     "Representatives"                      16.5
     "Segment A"                        Schedule A
     "SEGMENT A PRICE"                       3.2
     "Segment D"                        Schedule A
     "TC-"                              Preamble

1.2 Gender. Any reference in this Agreement to any gender shall include all genders and words used herein importing the singular number only shall include the plural and vice versa.

1.3 Headings. The division of this Agreement into Articles, Sections, Subsections and other Subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation hereof.

1.4 Severability. Any Article, Section, Subsection or other Subdivision of this Agreement or any other provision of this Agreement which is proven to be illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall be severed from any illegal, invalid or unenforceable Article, Section, Subsection or other subdivision of this Agreement or any other provision of this Agreement and shall otherwise remain in full force and effect.

1.5 Entire Agreement. This Agreement constitutes the entire agreement by and between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. Except as provided for herein, this Agreement may be amended only by an instrument in writing signed by both Parties.

1.6 Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of Barbados, without giving effect to the laws of such state governing conflicts of laws.

1.7 Ownership. Nothing in this Agreement shall vary rights of ownership in those segments of the CANUS I System in which IRUs have been granted to the Grantee. Ownership of all segments of the CANUS 1 System shall remain with TC-3 and the other owners of the CANUS I System.

                            ARTICLE 2 GRANTING OF IRU

2. l Granting. As and from the Effective Date, TC-3 grants to the Grantee, on an IRU basis, an interest in one (1) half-MIU in Segment D of the CANUS 1 System as well as an IRU in Segment A of the CANUS 1 System (all such segments hereinafter defined as the "Capacity") to the extent required for the use of its capacity in the CANUS I System (exclusive of any interconnection between cable systems, leases, Droits-de-Passage or other rearward facilities arrangement for which the Grantee shall be solely responsible), for providing telecommunications services between points in or reached via the United States of America on the one hand, and points reached via Canada on the other hand.

The IRU granted herein does not include the right to use the Capacity for traffic terminating in Canada, unless otherwise permitted by applicable law.

                                    ARTICLE 3
                     GRANTING PRICE AND PRICE FOR SEGMENT A

3.1 Granting Price for the Capacity. The aggregate granting price for the Capacity, exclusive of the right granted in Segment A shall be $28, 100 (the "Granting Price").

3.2 Price for Segment A. For the right to use that portion of Segment A of the CANUS 1 System granted to the Grantee, the Grantee shall pay a lump sum of $3,900 (the "Segment A Price"), namely $3,900 per MIU.

3.3 Payment of the Granting and Segment A Prices. The Grantee hereby agrees and covenants to pay the Granting Price and the Segment A Price by wire transfer, certified cheque or

                                    LUMP SUM

bank draft m the aggregate amount of $32,000. The Granting and Segment A Prices shall be payable by the Grantee no later than (i) the thirtieth (30th) day following receipt by the Grantee of an invoice to that effect, or (ii) the Effective Date, whichever comes last.

                                    ARTICLE 4

                         PAYMENT OF CHARGES AND EXPENSES

4.1 O&M Charges. The Grantee shall pay a charge for the operating and maintenance of Segment A and Segment D. For Segment D, the operating and maintenance charges shall consist of the standby charges and the running charges:

         (A) the standby charges for Segment D (including but not limited to the cost of attendance, testing, adjustments, storage of plant and equipment, the maintenance of the procurement of cable ship services covering, inter alia, depreciation, ship retrofit, crew, insurance (other than at-sea insurance), in-port expenses, the storage of submersible plant, remotely operated vehicles and other devices, custom duties and other taxes relating thereto) shall be recovered through an annual fixed charge of $2,680 per half-MIU payable quarterly in advance by the Grantee, which amount shall also include the operating and maintenance costs of Segment A. Such annual fixed charge shall be adjusted as of January 1st of each year using the consumer 'price index in the United States as published by the United States Department of Labour for the immediately preceding calendar year.

         (B) The running charges, which shall be limited to the recovery of the direct cost incurred in connection with a repair involving Segment D (including, but not limited to, the cost of repair (including repair at sea), of fuel, at-sea insurance, costs of cable working exercises, cable-handling costs, additional crew at-sea, crew overtime, victualling, telecommunications, mobilization and demobilization expenses, consumables, replenished equipment, custom duties and other taxes relating thereto) shall be apportioned among the grantees of IRUs on Segment D in accordance with the following formula:

                             A    =   B  X  D
                                     ---
                                      C

                           where:

                           A = portion of the running charges to be borne by the
                               Grantee

                           B = the Capacity  (expressed  in terms of half- MIUs)
                               acquired pursuant to this Agreement

                           C = total  Assignable  Capacity of the CANUS I System
                               on the date of the invoice (expressed in terms of half-MIUs)

                           D = total running charges incurred

4.2 Restoration Costs. The Granting Price includes the costs of restoration for the first thirty (30) days of outage on the CANUS-I System per calendar year (regardless of the Effective Date of this Agreement) for the first ten (10) years of the term of this Agreement. The Grantee shall pay its proportionate share (as calculated by TC-3) of the cost of any additional restoration required beyond the first thirty (30) days per year and shall also pay its proportional share of any and all restoration required after year ten (10) of the term of this Agreement.

4.2 Invoicing and Payments. From and after the Effective Date, TC-3 shall submit, or cause to be submitted, to the Grantee an invoice for costs provided for hereinabove. Invoices for costs referred to in Section 4. l shall be submitted on a quarterly basis in advance. All payments shall be made no later than the last day of the month immediately following the month the invoice was submitted in order that the funds are available for use by TC-3 by the end of said month. Invoices rendered shall contain details to support the amounts contained therein and shall identify charges and costs related to Segment A and Segment D, all operating and maintenance and restoration charges and costs allocatable to the Capacity and payable by the Grantee. Invoices shall be paid in the currency in which the invoice is rendered.

All payments made by the Grantee under this Agreement shall be made by wire transfer, certified cheque or bank draft and be free and clear of all bank charges, commissions or other charges.

In the event of non-payment of any sum under this Agreement by the due date, an interest charge shall be paid on overdue amounts calculated on the day-to-day balance from such date, but excluding the actual payment date thereof. The annual rate of interest shall be the higher of (i) sixteen percent (16%) or (ii) eight (8) percentage points above the ninety (90)-day Libor rate of interest as published by the Wall Street Journal on the date the bill is due to be paid or, if such is not a Business Day, the next Business Day.

TC-3 may designate, at its sole discretion, any Person for the purpose of invoicing or receiving payment of all costs charged to the Grantee hereunder (including the Granting Price and the Segment A Price). TC-3 shall notify in writing the Grantee of the identity of such Person. Notwithstanding such designation, TC-3 only shall be liable towards the Grantee for any and all obligations of TC-3 as provided hereunder.

4.3 Disputes. Should any bill or part thereof be under dispute as to its correctness, then interest shall not accrue on the amount of such bill provided always that:

         (A) before the payment date, TC-3 (or its designee, as the case may be) is advised by letter or fax by the Grantee of the amount in dispute and the nature of that dispute; and

         (B) TC-3 (or its designee, as the case may be) shall, if requested by the Grantee within thirty (30) days of receipt of the bill in dispute, submit a replacement bill omitting the amount in dispute, and such replacement bill shall become due for payment on the date the disputed bill was due. The amount in dispute shall be investigated by the Parties in good faith within a thirty (30)-day period and if the amount in dispute or part of it is found to be correct, any necessary bill with respect to such amount or part of it shall be raised and paid. Notwithstanding the foregoing, if on investigation of the amount in dispute or part thereof such amount is found to be correct, then the Grantee shall pay interest at the rate determined hereabove on the unpaid amount or part of it which is found to be correct from the day after the due date for payment of the original bill in dispute up to and including the date the outstanding payment is received by TC-3 (or its designee, as the case may be).

4.4 Adjustments. In the case of invoices containing any costs billed on preliminary billing basis, appropriate adjustments will be made in subsequent invoices promptly after actual costs involved are determined to insure that the Grantee bears a proper share of the costs as provided under this Agreement.

                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE GRANTEE

5.1 Representations and Warranties. The Grantee represents and warrants to TC-3 that the Grantee has obtained all relevant telecommunications licenses necessary for the acquisition of the Capacity, the execution and delivery of and the performance of its obligations under this Agreement and shall use all reasonable efforts to have continued in effect such exemptions, 'approvals, consents, authorizations, licenses and permits as long as it shall have obligations under this Agreement.

                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF TC-3

6.1 Representations and Warranties. TC-3 represents and warrants to the Grantee that it is authorized under the CANUS 1 C&MA to assign interests in the capacity as contemplated hereunder.

6.2 No representation on the Capacity. Except as expressly set forth in this Agreement, TC-3 has not made or shall not be deemed to have made any representations or warranties whatsoever with respect to the Capacity. TC~3 expressly disclaims with respect to the Grantee and the Grantee hereby expressly waives, releases and renounces, all warranties, obligations and liabilities of TC-3 and all rights, claims and remedies against TC-3, express or implied, arising by law or otherwise, with respect to any failure, delay in installation, cancellation of, non- conformance, temporary or permanent failure of or defect in the CANUS 1 System or the Capacity, as the case may be, whatsoever shall have been the cause and however long it shall have lasted (whether or not TC-3 has been advised of the possibility of such loss or damage arising). Without limiting the generality of the foregoing, the Grantee acknowledges and agrees that the Capacity is being assigned on an "as is, where is" basis.

                                    ARTICLE 7

                            COVENANTS OF THE GRANTEE

7.1 Covenants of the Grantee. During the term of this Agreement, the Grantee shall:

         (A) pay to TC-3 (or its designee, as may be notified in writing to the Grantee, as the case may be) when they become due all amounts payable under this Agreement and otherwise comply with all other provisions of this Agreement;

         (B) maintain, at its own expense, all appropriate insurance policy against all risks associated with the Capacity as reasonably deemed necessary by the Grantee;

         (C) undertake to keep the Capacity free of liens, charges and other encumbrances (including any inchoate liens or floating charges) and shall reimburse TC-3 (or its designee, as the case may be), and in the event of accidental breach, to take all steps required to discharge such liens, charges and other encumbrances;

         (D) not use the Capacity for any illegal, unlawful, fraudulent or unauthorized purposes and, without limiting the generality of the foregoing, use the Capacity, at all time, in a manner consistent with the applicable authorization, licences and permits for the landing, construction and operation of the CANUS 1 System;

         (E) use the Capacity in such a way as to avoid degrading the overall performance of the CANUS I System or causing interruptions of, or interference with, impairment or degradation of the use of any other capacity in the CANUS 1 System. If, after notification by TC-3, the Grantee does not take immediate and effective action to comply with its obligations, TC-3 may take reasonable action required to protect the other capacity in the CANUS I System up to and including the interruption of the Capacity responsible for the interruption, interference, impairment or degradation. The Grantee shall bear the total cost of any protective measures reasonably required by TC~3 to be installed on the CANUS I System resulting from the use of the CANUS 1 System by the Grantee or any subgrantee, lessee or assignee of the Grantee or any customer of either the Grantee or any subgrantee, lessee or assignee of the Grantee.

         (F) upon at least a 24-hour prior notice or, at any time, if the situation or circumstance so justify, make available to TC-3 the Capacity for such test and adjustment as may be necessary for the Capacity to be maintained in efficient working order.

                                    ARTICLE 8
                                COVENANTS OF TC-3

8.1 Books and Records. TC~3 shall keep and maintain such books, records, vouchers and accounts of all costs that it receives from the Maintenance Authority with respect to the repair and restoration of the CANUS 1 System as may be appropriate to support the billing of any running charges or restoration costs by TC-3 and such books that relates to the running charges and restoration costs shall at all reasonable times be made available for inspection by the Grantee for a period of three (3) years from the date of billing. At Grantee's request and at Grantee's sole cost and expense, TC-3 will request an audit under the CANUS 1 C&MA to the extent that it has the right to do so.

8.2 Sharing of Liquidation Proceeds and Costs. In the event of liquidation of Segment A or any part thereof and/or Segment D or any part thereof by sale or other disposition, TC-3 shall share with the Grantee any proceeds or costs of such liquidation, sale or disposition received or incurred by TC-3, including, without limitation, any costs related to the removal of such Segment A and/or Segment D. The Grantee's share of such proceeds or costs shall be determined in accordance with the following formula:

                      A    =  B  X  D
                             ---
                              C

    where:

                  A = portion of the net proceeds or costs to be paid to, or payable by, the Grantee

                  B =    the Capacity (expressed in terms of half-MIUs)

                  C = total Assignable Capacity of the CANUS 1 System on the date of disposition or liquidation (expressed in terms of half-MIUs)

                  D =    total  net   proceeds  or  costs  of   disposition   or
                         liquidation

8.3 Maintenance of the Capacity. TC-3 agrees to act reasonably in the performance of its obligations as a party to the CANUS I C&MA.

8.4 Provision of TRANSIT FACILITIES. TC-3 shall use all reasonable efforts to provide suitable digital transit facilities as and when required for use in connection with circuits in the CANUS 1 System so as to provide through circuits between points reached via Segment A.

                                    ARTICLE 9

                          INTELLECTUAL PROPERTY RIGHTS

9.1 No License. No license under patents is granted by TC-3 or shall be implied or arise by estoppel in favour of the Grantee with respect to any apparatus, system or method used by the Grantee in connection with the use of the MIUs granted to the Grantee under this Agreement.

9.2 SPECIFIC INDEMNIFICATION. With respect to claims of patent infringement made by third Persons, the Grantee will save TC-3 and the other owners of the CANUS 1 System harmless against claims arising out of or based on the use by the Grantee, in combination or in connection with the Capacity, any apparatus, system or method provided by the Grantee, any subgrantee or lessee of the Grantee or any customer of the Grantee, of such subgrantee or of such lessee.

                                   ARTICLE 10

                           RECONFIGURATION OF CAPACITY

10.1 REDUCTION IN THE CAPACITY. In the event that the total number of MIUs on Segment D is reduced below the Initial Assignable Capacity, as a result of physical deterioration, or for any other reason, during the term of this Agreement, TC-3 shall give the Grantee written notice of said decrease and the MIUs in which the Grantee has been granted an IRU hereunder shall be reduced in the same proportion as the total number of MIUs assigned to TC-3 in Segment D is reduced, except that such reductions shall not extend to fractions of half-MIUs.

10.2 Adjustment in O&M and Other Charges. If the number of MIUs on Segment D is decreased as provided in Section 10.1 and that operating and maintenance charges related thereto are reduced proportionally, the Grantee's payments with respect to operating and maintenance charges for the IRU granted under this Agreement shall be adjusted proportionally to such reduction.

10.3     INCREASE IN COMMUNICATION CAPABILITY.

         (A) The communication capability of the Capacity used by the Grantee on Segment D may be increased, subject to prior notice to TC-3, by the use of equipment which will make more efficient use of such MIUs, provided that such use of the Capacity does not cause an interruption of or interference in the CANUS 1 System or other systems interconnecting with the CANUS I System.

         (B) The Grantee shall not be entitled to share in any increase in capacity or be entitled to credits or reduction in the sums paid for the Capacity in the event that the Initial Assignable Capacity is increased beyond 1,260 half-MIUs.

                                   ARTICLE 11
                                      TERM

11.1 Term. This Agreement shall continue in effect for the initial term up to the end of the expected useful life of the CANUS 1 System at 23:59 Universal Time Coordinated, on September 15, 2020, unless the CANUS 1 System is taken out of service earlier, in which case this Agreement will terminate on the same date as that of the CANUS I System. TC-3 shall give the Grantee prompt notice of the taking out of service of the CANUS 1 System. In the event that the CANUS 1 System is extended tacitly beyond its initial term as stated above, this Agreement will continue in effect tacitly during such extension under the same terms and conditions.

Notwithstanding the termination of this Agreement, all payment obligations of the Grantee for amounts still due or payable under this Agreement for the period ending at the date of termination shall survive until full payment and the Grantee shall be liable for any costs and shall benefit from any proceeds under
Section 8.2 hereof incurred or received, as the case may be, in the case of liquidation, sale or disposition occurring within two (2) years after the termination date.

                                   ARTICLE 12

                                EVENT OF DEFAULT

12.1 Event of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

         (A) If the Grantee fails to make the payment of any amount due to TC-3 (or its designee, as the case may be) under the provisions of this Agreement, when the same becomes due and payable as herein provided and such default has not been cured within ten
                (10) days after receipt by the Grantee of a notice to that effect;

         (B) If the Grantee fails to duly observe, perform and discharge the covenants, conditions and obligations on its part to be observed, performed or discharged hereunder. (other than the default of payment of amounts under any provisions of this Agreement which is subject to Subsection 12.1(a)) and such default has not been cured within twenty (20) days after receipt by the Grantee of a notice from TC-3;

         (C) If any representation or warranty made herein shall prove at any time to be materially incorrect;

         (D) If the Grantee has defaulted on its payment obligations to TC-3 or any of its affiliates under any telecommunications service agreements including or incorporating the provision of CANUS 1 capacity, or if the Grantee becomes insolvent or bankrupt or ceases paying its debts generally as they mature or has a receiver, administrative receiver or manager appointed over the whole or any part of its assets or goes into liquidation (whether compulsorily or voluntarily), otherwise than' for the purpose of an amalgamation or reconstruction, or makes any arrangements with its creditors or has any form of execution or distress levied upon its assets or ceases to carry on its business.

                                   ARTICLE 13
                                  TERMINATION

13.1 Termination Upon Default. Upon the occurrence of an Event of Default, TC-3 shall have the right to terminate this Agreement immediately, and, in addition to any other remedies available hereunder, at law or in equity, shall be entitled to repossess the Capacity without any other notice or action, with or without legal process. In addition, upon occurrence of an Event of Default, TC-3 may temporarily discontinue use of the Capacity without incurring any liability to the Grantee, its subgrantees, its lessees or its customers, until the default is duly cured by the Grantee to the complete satisfaction of TC-3.

13.2 Termination After Initial Term. In the event that this Agreement is continued beyond the expected useful life of the CANUS 1 System in conformity with Section 11.1, any Party may thereafter terminate this Agreement by giving the other Party a notice of not less than one (1) year.

13.3 Other Remedies.   Termination of this Agreement by the Party not in default
in accordance with the terms hereof shall be without prejudice to any other rights or remedies such Party shall have hereunder, at law or in equity.

                                   ARTICLE 14

                             GENERAL INDEMNIFICATION

14.1 General Indemnification. The Grantee shall indemnify and save TC-3 harmless, from and against any direct or consequential claims, demands, actions, causes of action, damages, losses (which shall include any reduction in value), liabilities, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) (collectively, the "Losses") which may be made against TC-3 or which TC-3 may suffer or incur as a result of, arising out of or relating to:

         (A) any non-performance of or non-compliance with any covenant, agreement or obligation of the Grantee under or pursuant to this Agreement;

         (B) any incorrectness in, or breach of, any representation or warranty made by the Grantee; and

         (C) any action, suit, claim, trial, demand, investigation, arbitration or other proceeding by any Person containing allegations which, if true, would constitute an event described in Subsection 14.1(a) or 14. l(b).

                                   ARTICLE 15

                               DISPUTE RESOLUTION

15.1 Arbitration. Any difference, controversy or claim arising out of or relating to this Agreement, its interpretation or performance, shall be considered a "Dispute". Any Dispute shall be subject to binding arbitration as provided hereafter.

         (A) The aggrieved Party shall diligently notify the other Party of the occurrence of a Dispute. The notification shall be deemed diligently made if communicated to the other Party within five
                  (5) Business Days of the knowledge of the occurrence of the Dispute.

         (B) Within ten (10) Business Days following such notification, each Party shall prepare and disclose to the other Party a brief on its position and within fifteen (15) days thereafter the parties shall prepare a common brief which shall contain all points of Agreement and all points of disagreement in relation to the Dispute.

         (C) Notwithstanding Subsection 15.1(b) above, if no resolution of the Dispute has occurred thirty (30) days after the date on which a Party has submitted the Dispute to its Chief Executive Officer or a Person appointed by him, then the Dispute shall be submitted for resolution by binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect on the date the arbitration is submitted to the tribunal of arbitration. In such event:

                  (I) a sole arbitrator shall be appointed, unless the parties agree in a particular case within thirty (30) days of the submission of the Dispute to arbitration that the tribunal should consist of more than one arbitrator. Such arbitrator(s) shall be knowledgeable in the field of law involved;

                 (II) the place of arbitration shall be Washington, D.C. and the arbitration shall be conducted in English;

               (III) responsibility for paying the costs of the arbitration, including the costs incurred by the parties themselves in preparing and presenting their cases, shall be apportioned by the tribunal of arbitration;

                (IV) the award shall be rendered in the English language and shall state the reasons upon which it is based;

                 (V) the award of the tribunal of arbitration may be entered and enforced as a judgment against a Party in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

         (D) Nothing in the foregoing shall prevent a Party from initiating such protective measure proceedings as are necessary to protect any arm's length third-party rights.

         (E) The fact that a dispute is brought to arbitration does not relieve either Party from its obligation to fulfill its other covenants or agreements as provided by this Agreement which are not affected by the Dispute.

                                   ARTICLE 16
                                 MISCELLANEOUS

16.1 Assignment. Neither this Agreement nor any rights, remedies, liabilities or obligations arising under it or by reason of it shall be assignable by the Grantee without the prior written consent of TC-3, which consent shall not be unreasonably withheld. Subject thereto, this Agreement shall inure to the benefit of and be binding on the Parties and their respective successors and permitted assigns.

16.2 Further Assurances. The Parties shall, with reasonable diligence, do all things and provide all reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement.

16.3 Notices. Any notice, consent, request, authorization, permission, direction or other communication required or permitted to be given hereunder shall be in writing and shall be delivered either by personal delivery or by telex, telecopier or similar telecommunications device, return receipt requested, and addressed as follows:

    (A) in the case of TC-3:

                  TELEGLOBE CANTAT-3 INC.
                  1st Floor, Building 2, Chelston Park
                  Collymore Rock, St. Michael, BARBADOS
                  Attention:     Mr. V. Owen Springer, Vice President and
                                   General Manager
                  Telephone:     246 437 8736
                 Telecopier:     246 435 3107

    (B) in the case of the Grantee:

                  STARTEC INC.
                  10411 Motor City Dr.
                  Bethesda, Maryland 20817, U.S.A.,
                  Attention:     Mr. Ram Mukunda, President
                  Telephone:     301 365 8959
                  Telecopier:    301 365 8969

Any notice, consent, request, authorization, permission, direction or other communication delivered as aforesaid shall be deemed to have been effectively received, if sent by telex, telecopier or similar telecommunication device, on the Business Day next following transmission thereof, or, if personally delivered, on the date of such delivery, provided, however, that if such date is not a Business Day then it shall be deemed to have been received on the Business Day next following such delivery. An address may be modified by written notice delivered as aforesaid.

16.4 No Partnership. The relationship between TC-3 and the Grantee under this Agreement shall not be that of partners or joint venturers and nothing herein contained shall be deemed to constitute a partnership or joint venture between them and the rights and obligations of the Parties shall be limited to the express provisions of this Agreement.

16.5 Confidentiality and Public Announcement. It is expected that the Parties may disclose to each other proprietary or confidential technical, financial and business information ("Proprietary Information"). Except as necessary to perform its obligations under this Agreement, the receiving Party shall not make any use of Proprietary Information for its own benefit or for the benefit of any other Person, and, except with the prior written consent of the disclosing Party or as otherwise specifically provided herein, the receiving Party will not, during and for a period of three (3) years after the termination of this Agreement, duplicate, use or disclose any Proprietary Information to any Person.

The receiving Party shall not disclose all or any part of the disclosing Party's Proprietary Information to any affiliates, agents, officers, directors, employees or representatives (collectively, "Representatives") of the receiving Party, except on a need to know basis. Such Representatives shall be informed of the confidential and proprietary nature of the Proprietary Information. Each Party shall maintain the other Party's Proprietary Information with at least the same degree of care each Party uses to maintain its own proprietary information. The receiving Party shall immediately advise the disclosing Party in writing of any misappropriation or misuse by any Person of the disclosing Party's Proprietary Information of which the receiving Party is aware.

All Proprietary Information in whatever form shall be promptly returned by the receiving Party to the disclosing Party upon written request by the disclosing Party for any reason or upon termination of this Agreement.

Each receiving Party acknowledges that the Proprietary Information of the disclosing Party is central to the disclosing Party's business and was developed by or for the disclosing Party at a significant cost. Each receiving Party further acknowledges that damages would not be an adequate remedy for any breach of this Agreement by the receiving Party or its Representatives and that the disclosing Party may obtain injunctive or other equitable relief to remedy or prevent any breach or threatened breach of this Agreement by the receiving Party or any of its Representatives. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Section 16.5, but shall be in addition to all other remedies available at law or in equity to the disclosing Party.

None of the Parties shall disclose or make any public announcement of the existence of this Agreement, the transaction contemplated hereby or the contents hereof without in each case the prior written consent of the other, unless such disclosure is required by law and then only after prior notice to the other Party.

16.6 Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in writing signed by the Party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or any other right arising under this Agreement.

16.7 Force Majeure. Neither Party shall be responsible for failures to perform or delays in performing its obligations due to causes beyond its reasonable control and without its fault or negligence.

                                   SCHEDULE A

                        DESCRIPTION OF THE CANUS 1 SYSTEM

Segment D:        shall mean the whole of the submarine cable provided  between, among and including the System Interfaces at the following cable stations:

Segment A:        The cable station at Pennant Point, Nova Scotia, Canada;

Segment B:        The cable station at Manasquan,  New Jersey,  United States of
                  America;

                  Segment A and B shall each consist of an appropriate share of land, civil work, equipment and buildings at the specified locations for the cable landing and for the cable rights-of-ways and ducts including manholes, between a cable station and its respective cable landing point, and an appropriate share of common service and equipment other than services and equipment associated solely with the CANUS 1 System, at each of those locations together with equipment in each of those cable stations solely associated with the CANUS 1 System, but which is not a part of Segment D, consisting of Subsegments D1 and D2.

Subsegment D1:    That part of  Segment  D  between  and  including  the  System
                  Interface  at the cable  station in Canada  and the  Branching
                  Unit known as Subsegment D3A;

Subsegment D2:    That part of  Segment  D  between  and  including  the  System
                  Interface at the cable station in the United States of America and the Branching Unit known as Subsegment D3A;

Segment D shall also include:

                  all transmission equipment, power feeding equipment, system monitoring and control equipment and special test equipment directly associated with the submersible plant;

                  the transmission cable equipped with appropriate repeaters and joint housings between the cable stations and the Branching Unit known as Subsegment D3A;

                            - the sea earth cable and electrode system and/or the land earth system, or an appropriate share thereof, associated with the CANUS 1 System power feeding equipment; and

                                all associated spare parts and components.

IN WITNESS WHEREOF the Parties have signed this Agreement as of the date first above written.

TELEGLOBE CANTAT-3 INC.                            STARTEC INC.

Per:                                               Per:
     ------------------------------------              -------------------------
Name: V. Owen Springer                             Name: PRABHAV MANIYAR
     ------------------------------------               ------------------------
Title: Vice President and General Manager          Title:CHIEF FINANCIAL OFFICER
      -----------------------------------                -----------------------
Place: St. Michael, Barbados                       Place: BETHESDA, MD USA
      -----------------------------------                -----------------------
DATE:                                              DATE: Sept/22/97
     ------------------------------------               --------------